Exhibit 6.991

ETRUCK TRANSPORTATION, LLC

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and between ETRUCK TRANSPORTATION, LLC, a Nebraska limited liability company (the “Company”), and the undersigned Subscriber in the Company (“Subscriber”) as of this day of March 15, 2021.

WHEREAS, the Company has been formed as a limited liability company under the laws of the State of Nebraska by the filing of its ETRUCK TRANSPORTATION, LLC Certificate in the office of the Secretary of State of the State of NEBRASKA;

WHEREAS, Subscriber wishes to purchase from the Company, and the Company wishes to issue to Subscriber, Membership Interests in the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	Subscription for Membership Interest.

1.1    Initial Agreement to Sell and Purchase. Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber the Membership Interest set forth as follows (all subject to the terms and conditions set forth in this Agreement):

•	Amount of Interest: One and three-tenths percent (1.3%) of the total aggregate membership interests of the Company, which 1.3% interest is agreed by the Company to be non-dilutable without the written consent of Subscriber.
•	1.3% Membership Interest Price: One Million Three Hundred Thousand Dollars ($1,300,000.00) the receipt of which is hereby acknowledged by the Company.

1.2  Follow-On Agreement to Sell and Purchase. Subscriber is hereby granted the right to purchase an additional three and seven-tenths percent (3.7%) of the total aggregate membership interests of the Company, in whole or in part, which 3.7% interest if purchased is agreed by the Company to be non-dilutable without the written consent of Subscriber. The Follow-On Agreement to Sell and Purchase Membership Interest Price shall be Three Million Seven Hundred Thousand Dollars ($3,700,000), in whole or in part.

1.3	Subscriber Election to Treat $1,000,000 of Follow-on Agreement to Sell and

Purchase Membership Interest Price as a Loan. In the sole discretion of Subscriber, Subscriber may elect to fund $1,000,000 of the proposed Follow-On Membership Interest purchase as a loan secured by assets of the Company at an interest rate of 6% per annum. Upon such election, and funding of such loan, Subscriber may purchase the pro-rata corresponding membership interest of one percent (1%) for $1.00.

2.	Closing.

2.1   Closing Date. The Closing of the Section 1.1 Initial Agreement To Sell and Purchase has occurred. The Closing of Follow-on Agreement To Sell and Purchase Membership Interest shall occur at a time, date, and place designated by the Subscriber and agreed to by the Company.

2.2  Subscription Irrevocable. Except as provided under applicable state securities laws, this subscription is and shall be irrevocable on the part of Company and Subscriber.

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3.	Representation and Warranties of Subscriber.

Subscriber hereby represents and warrants to the Company as follows:

3.1              No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any terms of any material contractual restriction or commitment of any kind or character to which Subscriber is a party or by which Subscriber is bound.

3.2              Risk of Loss. Subscriber is able to bear the substantial economic risks of an investment in the Company and to sustain a complete loss of such investment. Subscriber recognizes that the acquisition of the Membership Interest involves a high degree of risk. Subscriber is cognizant of and understands all of the risks related to the purchase of the Membership Interest, including thoseset forth in Section 3.7 (Restrictions on Transfer) of this Agreement pertaining to transferability. Subscriber has adequate net worth and means of providing for her current needs and possible personal contingencies and has no need for liquidity in this investment. Subscriber’s commitment to investments which are not readily marketable is not disproportionate to her net worth and her acquisition of the Membership Interest will not cause her overall commitment to such investmentsto become excessive.

3.3   Access. Subscriber acknowledges that all documents, records, and books pertaining to this investment have been made available for inspection by her, her counsel, and her accountants. Counsel and accountants for Subscriber, and Subscriber herself, have had the opportunity to obtain any additional information necessary to verify the accuracy of the contents of the documents presented to them, and to confer with and to ask questions of, and receive answers from, representatives of the Company or persons authorized to act on its behalf concerning the terms and conditions of this investment and any additional information requested by Subscriber or her representatives. In evaluating the suitability of this investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) other than as set forth in any documents or answers to questions furnished by the Company. Subscriber is making this investment without being furnished any offering literature other than the documents or answers to questions described above.

3.4   Investment Intent. The Membership Interest is being acquired by Subscriber for the account of Subscriber, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. Subscriber has no contract, undertaking, understanding, agreement or arrangement, formal or informal with any person or entity to sell, transfer or pledge to any person or entity all or any part of the Membership Interest, any interest therein or any rights thereto, and Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement.

3.5  Reliance on Representations. Subscriber understands that no federal or state agency has passed on or made any recommendation or endorsement of the Membership Interest. Subscriber further understands that the Company, in offering the Membership Interest for sale to Subscriber, is relying on the truth and accuracy of the representations, declarations, and warranties made by Subscriber herein.

3.6  No Registration. Subscriber acknowledges that, because the Membership Interest have not been registered under the Securities Act of 1933 (the “Securities Act”), and because the Company has no obligation to effect such registration, Subscriber shall continue to bear the economic risk of her investment in the Membership Interest for an indefinite period.

3.7 Restrictions on Transfer. Subscriber agrees that she will not sell or otherwise transfer the Membership Interest other than in accordance with the terms and conditions of the Operating Agreement. It is understood that the Membership Interest cannot be liquidated easily, that no public or other market exists for the Membership Interest, and that no such market is expected to develop. Subscriber is aware that, because the Membership Interest has not been registered under the Securities Act or applicable state securities laws, any resale inconsistent with the Securities Act or applicable state securities laws may create liability on Subscriber’s part or the part of the Company, and agrees not to assign, sell, pledge, transfer or otherwise dispose of the Membership Interest unless they are registered under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company is given to the Company that such registration is not required. Subscriber is aware that the Company will impress on the back of any certificate representing Membership Interest a legend substantially as follows:

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THIS MEMBERSHIP INTEREST ISSUABLE HEREUNDER HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

3.8 Sophistication. Subscriber possesses a sufficient degree of sophistication, knowledge, and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Membership Interest.

3.9  No Oral Representations. No person representing the Company or purporting to do so has made any oral representation or warranty to Subscriber which is inconsistent with the information provided in writing to her. Subscriber agrees that she has not relied and shall not rely on any such representation or warranty in connection with any decision to acquire the Purchased Membership Interest.

3.10  Execution on Behalf of Certain Entities. If this Agreement is executed on behalf of a partnership, trust, corporation or other entity, the undersigned has been duly authorized to execute and deliver this Agreement and all other documents and instruments (if any) executed and delivered on behalf of such entity in connection with this subscription for the Membership Interest.

3.11   Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Subscriber in connection with the purchase of the Membership Interest nor is Subscriber entitled to or will accept any such fee or commission.

3.12    Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and hereby agrees to indemnify and hold harmless the Company and any affiliate of the Company, andthe officers, members, managers, associates, agents and employees of the Company and their affiliates, and any professional advisers to any of the above parties, from and against any and all loss, damage or liability (including costs and reasonable attorneys’ fees) due to or arising out of abreach of any representation, warranty or acknowledgement of Subscriber or failure to fulfill anyobligation of Subscriber, whether contained in this Agreement or in any other document completedas part of the sale of the Membership Interest to Subscriber, or arising out of the sale or distributionby Subscriber of any securities in violation of the Securities Act or any applicable state securitieslaws. Notwithstanding any of the representations, warranties, acknowledgements, or agreements made herein by Subscriber, Subscriber does not hereby or in any other manner waive any rights granted to her under federal or state securities laws.

3.13       Subject to Operating Agreement. The Membership Interest subscribed for herein shall at all times be subject to the terms of the Operating Agreement.

3.14   Confidentiality. Subscriber hereby agrees on behalf of itself and its designated representative, if any, to keep confidential at all times any nonpublic information which such persons may acquire concerning the Company pursuant to this Agreement or otherwise. Nothing in this Section 3.14 (Confidentiality) shall be construed to impose a confidentiality obligation on such persons in connection with (a) any information already possessed by such persons which such persons acquired from sources other than the Company, or (b) any matter which is at the date of this Agreement, or thereafter becomes, public knowledge through no act or failure to act by the undersigned or designated representatives of Subscriber.

3.15 Survival. The foregoing representations and warranties of Subscriber shall survive the Closing. Subscriber represents and warrants that the representations, warranties, and acknowledgements set forth above are true and accurate as of the date hereof and as of the Closing. If in any respect such representations and warranties shall not be true prior to the Closing, the undersigned will give prompt written notice of such fact to the Company.

4.	General.

4.1   Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Nebraska, without giving effect to conflict of law principles.

4.2   Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Agreement. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Agreement, except as expressly provided in this Agreement.

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4.3  Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier, fax, or e-mail to:

If to the Company:

ETRUCK TRANSPORTATION, LLC

P. O. Box 540698

Omaha, NE 68154

Phone: 402-680-9547

E-mail: etruckrk@gmail.com

Attention: Russell A. Knudsen

If to the Subscriber:

Name: Principal Solar, Inc.

Address: 100 Crescent Court, Suite 700

Address: Dallas, Texas 75201

Phone:214.577.1107

E-mail: kt@pswwenergy.com

Attention: K. Bryce Toussaint, CEO

Each party may furnish an address substituting for the address given above by giving notice to the other parties in the manner prescribed by this Section 4.3. All notices and other communications will be deemed to have been given upon actual receipt by (or tender to and rejection by) the intended recipient or any other person at the specified address of the intended recipient.

4.4     Severability. In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

4.5 Construction. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” and (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole. Any reference in this Agreement to any statute, rule, regulation, or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation, or agreement as it may be modified, varied, amended or supplemented from time to time.

4.6   Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understanding other than this Agreement relating to the subject matter hereof.

4.7  Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiverwill be effective only in the specific instance and for the purpose for which it was given and willnot constitute a continuing waiver.

4.8  Counterparts. This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

4.9  Amendment to Operating Agreement. Contemporaneously with the transactions consummated under this Agreement, Company and Subscriber will cause the Operating Agreement to be amended in order to recognize such transactions.

4.10      Royalty Agreement. As further consideration for Subscriber entering into the terms of this Agreement, Company shall execute the Royalty Agreement dated of even date herewith, the terms of which are incorporated herein by reference.

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IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

COMPANY:

ETRUCK TRANSPORTATION, LLC

Signature: /s/ Russell A. Knudsen

Name: Russell A. Knudsen

Title: President

Dated: ______________________, 2021

SUBSCRIBER:

NAME: PRINCIPAL SOLAR, INC.

Signature: /s/ K. Bryce Toussaint

Name: K. Bryce Toussaint, CEO

Dated:March 15 , 2021

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